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                                                                  EXHIBIT 10-T


                               FOURTH AMENDMENT TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


                  THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of September 29, 1999, among MULTIGRAPHICS, INC. f/k/a AM INTERNATIONAL, INC., a Delaware corporation ("Multigraphics"), PUBLISHING SOLUTIONS INC., an Ohio corporation ("PSI") and FOOTHILL CAPITAL CORPORATION ("Lender").

                  WHEREAS, Multigraphics, PSI and Lender are parties to that certain Amended and Restated Loan and Security Agreement dated as of February 19, 1998, which has previously been amended pursuant to a certain First Amendment to Amended and Restated Loan and Security Agreement dated as of July 30, 1998, a certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of April 21, 1999, and a certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of June 23, 1999 (as amended, the "Loan Agreement"); and

                  WHEREAS, Multigraphics and PSI (collectively, "Borrowers") have requested that Lender amend various provisions of the Loan Agreement, and Lender has agreed to do so subject to the terms and conditions contained herein;

                  NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.       AMENDMENTS TO LOAN AGREEMENT.

(a) The definition of the term "Net Worth" contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  "'Net Worth' means, as of any date of determination, Borrowers' consolidated total shareholders' equity as determined in accordance with GAAP plus (for any date of determination after September 30, 1999) the outstanding principal amount of the Subordinated Indebtedness."

(b) The second sentence of the definition of the term "Consolidated Current Liabilities" contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  "For purposes of this definition, all Advances outstanding under this Agreement and the outstanding amount of the Subordinated Indebtedness shall be deemed to be current liabilities without regard to whether they would be deemed to be so under GAAP."

(c) Section 1.1 of the Loan Agreement is hereby amended to add a definition, "Subordinated Indebtedness," as follows:


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                           "'Subordinated Indebtedness' means indebtedness of
                  the Borrowers to a Person which is junior and subordinated to the Obligations and is subject to standstill provisions in favor of Foothill, all pursuant to a written agreement between Foothill and such Person, in form and substance satisfactory to Foothill."

(d) Clause (a) of Section 6.3 of the Loan Agreement is hereby amended to delete the following parenthetical phrase:

                  "(other than the last quarter in any fiscal year)"

(e) Section 6.16 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                           "6.16    ADDITIONAL REPORTS

                           (a) On or before November 15, 1999, deliver to Lender projections of Borrower's business performance through January 31, 2000, which projections shall be in the same format and in the same detail as that of those projections of Borrowers' business performance through November 30, 1999 delivered by Borrowers to Lender and dated as of September 10, 1999 (the "Original Projections").

                           (b) On or before January 15, 2000, deliver to Lender projections of Borrower's business performance through July 31, 2000, which projections shall be in the same format and in the same detail as that of the Original Projections.

                           (c) Not later than thirty (30) days prior to the last day of each fiscal year of Borrowers, commencing with the fiscal year ending July 31, 2000, deliver to Lender projections of Borrower's business performance through the last day of the subsequent fiscal year of Borrowers, which projections shall be in the same format and in the same detail as that of the Original Projections.

                           (d) On or before the Thursday of each week, commencing on September 30, 1999, deliver to Lender a report on Borrowers' actual business performance for the prior week and for the month to date as of the Friday of the prior week, which report shall be in the same format and in the same detail as that of the Original Projections."

(f) Sections 7.1 and Section 7.2 are hereby amended to permit the Borrowers to obtain $2,000,000 of Subordinated Indebtedness from Paragon Corporate Holdings Inc. and to secure such Subordinated Indebtedness with a junior and subordinated Lien upon the Collateral.

(g) Section 7.20 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

         "7.20    FINANCIAL COVENANTS.

                  Fail to maintain:

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                           (a)      NET WORTH. Net Worth of at least the
                  applicable amount set forth below as of each date set forth below:

                                        DATE                                        NET WORTH
                                        ----                                        ---------
                  The last day of the fourth quarter of the 1999                 (-$11,000,000)
                  fiscal year
                  The last day of the first quarter of the 2000                  (-$10,500,000)
                  fiscal year and the last day of each fiscal
                  quarter thereafter

                           (b)      WORKING CAPITAL. Working Capital of at least
                  (i) (-$11,200,000), measured the last day of the fourth fiscal quarter of the 1999 fiscal year, and (ii) (-$14,000,000), measured on the last day of the first fiscal quarter of the 2000 fiscal year and the last day of each fiscal quarter thereafter.

                           (c) EBITDA. EBITDA of (i) at least $1,300,000 on the last day of the fourth quarter of the 1999 fiscal year, for the 12 month period ending on such day, (ii) at least $1 on the last day of the first fiscal quarter of the 2000 fiscal year, for the 3 month period ending on such day, (iii) at least $1 on the last day of the second fiscal quarter of the 2000 fiscal year, for the 3 month period ending on such day, and (iv) at least $1,300,000 on the last day of each fiscal quarter commencing with the third fiscal quarter of the 2000 fiscal year, for the 12 month period ending on such day."

3. TESTING OF FINANCIAL COVENANTS AT END OF FISCAL YEAR. The financial covenants set forth in Section 7.20 of the Loan Agreement shall be tested for the last quarter of any fiscal year based upon the financial statements delivered to Lender within 45 days after the end of such fiscal quarter pursuant to the provisions of Section 6.3 of the Loan Agreement, as amended by this Amendment, as well as based upon the audited financial statements delivered to Lender within 90 days after the end of such fiscal quarter pursuant to the provisions of Section
         6.3 of the Loan Agreement.

4. CONDITIONS PRECEDENT TO AMENDMENT. This Amendment shall not become effective if any of the following conditions is not satisfied within the time specified therefore:

         (i) By September 30, 1999, each Borrower shall have executed and delivered to Lender an original of this Amendment and Borrowers shall have delivered the Amendment Fee (as hereafter defined) to Lender in good funds;

         (ii) By September 30, 1999, Paragon Corporate Holdings Inc. (the "Subordinated Creditor") shall have entered into a binding agreement, in form and substance satisfactory to Lender, to loan Borrowers not less than $2,000,000 of Subordinated Indebtedness and shall have entered into a Subordination Agreement with Lender in form and substance

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                  satisfactory to Lender; and

         (iii) By September 30, 1999, Borrowers, Subordinated Creditor and Multi Acquisition Corp., a Delaware corporation, shall have entered into a definitive written agreement for the recapitalization and merger of Borrowers in form and substance satisfactory to Lender; provided, however, that nothing in this Amendment shall constitute (A) Lender's consent to the consummation of any such recapitalization or merger, (B) a waiver of any Event of Default hereafter occurring as a result of the consummation of any such recapitalization or merger,
                  (C) a commitment by Lender to finance such merger or to provide financing to Borrowers subsequent to such merger, or
                  (D) Lender's consent to Borrowers payment of, or Lender's agreement to pay, any fees, expenses or other amounts to Subordinated Creditor coming due upon any termination of any agreement with respect to such merger or recapitalization.

5. AMENDMENT FEE. In consideration of Lender's agreements hereunder, Borrowers, jointly and severally, agree to pay to Lender an amendment fee of $25,000 (the "Amendment Fee"). The entire Amendment Fee will be fully earned and payable on the effective date of this Amendment as provided in Section 6 below.

6. FUNDING OF ADVANCES. Notwithstanding anything to the contrary contained in the Loan Agreement, Lender shall have no obligation (but shall have the right in its sole discretion) to make any Advances to Borrowers prior to the time that (i) Subordinated Creditor has actually advanced not less than $2,000,000 of Subordinated Indebtedness to Borrowers, and
         (ii) Borrowers and Subordinated Creditor have demonstrated to Lender's satisfaction that the entire $2,000,000 of such Subordinated Indebtedness has actually been advanced to Borrowers.

7. Each Borrower acknowledges and agrees that any default of its obligations under any agreement among Borrowers and Subordinated Creditor relating to Subordinated Indebtedness or to a recapitalization or merger of Borrowers shall constitute an Event of Default under the Loan Agreement

8. RELEASE OF DEFENSES; REAFFIRMATION. Each Borrower hereby ratifies and confirms the Loan Agreement and the Loan Documents (as modified by this Amendment) in all respects. Each Borrower hereby further fully and forever waives, releases, withdraws and discharges any and all defenses, rights of setoff, claims, rights, demands, damages, judgments, liabilities and causes of action that it may have against Lender or Lender's affiliates, directors, officers, employees, agents and representatives, existing as of the date hereof respect to, or arising out of or related to, the Loan Agreement, the Loan Documents, the Obligations or any transactions related thereto, and each Borrower hereby releases Lender and Lender's affiliates, directors, officers, employees, agents and representatives from any and all liabilities thereunder or relating thereto. Each Borrower agrees that there are no oral agreements or understandings among Borrowers and Lender that are not expressly set forth in this Amendment.

9. RATIFICATION AND EFFECTIVENESS. This Amendment shall constitute an amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. Upon the timely satisfaction of all of the conditions precedent set forth in Section 3

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         above, this Amendment shall be deemed to be effective. Any Event of
         Default under Section 7.20 of the Loan Agreement existing prior to the effective date of this Amendment will be cured if Borrowers have provided Lender, on or before October 8, 1999, with a Compliance Certificate for the month ending on July 31, 1999 and if Borrowers are otherwise in full compliance with the provisions of Section 7.20 of the Loan Agreement, as amended by this Amendment, on the effective date of this Amendment. In all other respects, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

10.      MISCELLANEOUS.

(a) BORROWERS' WARRANTIES AND ABSENCE OF DEFAULTS. In order to induce Lender to enter into this Amendment, each Borrower hereby warrants to Lender, as of the effective date of this Amendment, that:

         (i) The warranties of each Borrower contained in the Loan Agreement, as herein amended, are true and correct as of the date hereof as if made on the date hereof.

         (ii) All information, reports and other papers and data heretofore furnished to Lender by either Borrower in connection with this Amendment, the Loan Agreement and the other Loan Documents are accurate and correct in all material respects and complete insofar as may be necessary to give Lender true and accurate knowledge of the subject matter thereof. Each Borrower has disclosed to Lender every fact of which it is aware which would reasonably be expected to materially and adversely affect the business, operations or financial condition of either Borrower or the ability of either Borrower to perform its obligations under this Amendment, the Loan Agreement or under any of the other Loan Documents. None of the information furnished to Lender by or on behalf of either Borrower contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading.

         (iii) No Event of Default or event which, with giving of notice or the passage of time, or both would become an Event of Default, exists as of the date hereof.

(b) LENDER'S WARRANTIES. Lender hereby warrants to Borrowers, as of the date hereof, that assuming that this Amendment has become effective in accordance with the provisions of Section 6 hereof, Lender (i) has no knowledge of the existence of any Event of Default on the date hereof and (ii) has no present intention to create new reserves or to reduce its advance rates under Section 2.1(b) of the Loan Agreement as a result of any matters of which Lender has actual knowledge as of the date hereof.

(c) EXPENSES. Borrowers jointly and severally agree to pay on demand all costs and expenses of Lender (including the reasonable fees and expenses of outside counsel for Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrowers jointly and severally agree to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable in

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         connection with the execution or delivery of this Amendment or the
         Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this SECTION 10(C) shall survive any termination of this Amendment and the Loan Agreement as amended hereby.

(d) GOVERNING LAW. This Amendment shall be a contract made under and governed by the internal laws of the State of California.

(e) COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

(f) REFERENCE TO LOAN AGREEMENT. On and after the effectiveness of the amendment to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any Loan Documents, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

(g) SUCCESSORS. This Amendment shall be binding upon each Borrower, Lender and their respective successors and assigns, and shall inure to the benefit of each Borrower, Lender and their respective successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.


                                                MULTIGRAPHICS, INC. f/k/a
                                                AM INTERNATIONAL, INC.

                                                By /s/ Mark F. Duchesne
                                                  -----------------------------
                                                Its President & CEO
                                                   ----------------------------

                                                PUBLISHING SOLUTIONS INC.

                                                By /s/ Gregory T. Knipp
                                                  -----------------------------
                                                Its Vice President & CFO
                                                   ----------------------------

                                                FOOTHILL CAPITAL CORPORATION

                                                By  /s/ Peter G. Drooff
                                                  -----------------------------
                                                Its Vice President
                                                   ----------------------------

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